UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 2, 2007

DIRECT GENERAL CORPORATION
(Exact Name of Registrant as Specified in Charter)

Tennessee	000-50360	62-1564496
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1281 Murfreesboro Road	37217
Nashville, Tennessee
(Address of Principal Executive Offices)	(Zip Code)
Registrant's Telephone Number, Including Area Code: (615) 399-4700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On March 2, 2007 Direct General Corporation (the “Company”) entered into a Memorandum of Understanding (“MOU”) with other defendants and the plaintiffs to settle a consolidated class action pending in the United States District Court for the Middle District of Tennessee, Nashville Division (the “District Court”), entitled In re Direct General Corporation Sec. Litig., Civil Action No., 3:05 - 0077 (the “Action”). The stipulated settlement amount in the MOU is $14.94 million, which is apportioned to the defendants, and the plaintiffs agree to dismiss with prejudice all claims against all defendants to the Action.

The Action is the consolidated action of six putative class action lawsuits filed in the District Court in the first quarter of 2005 naming the Company and certain of its directors and current and former officers. Lead Plaintiffs to the Action allege that the Company and certain of its directors and current and former officers made false and misleading statements with respect to liabilities that the Company recorded for unpaid losses and loss adjustment expenses. Lead Plaintiffs assert claims under the Securities Exchange Act of 1934 and the Securities Act of 1933. Lead Plaintiffs generally contend that the Company and certain of its directors and current and former officers knew that certain legislation in Florida, which became effective in October 2003, would necessarily negatively impact the Company’s business by increasing its liability and risk of litigation, and that the Company failed to timely strengthen its loss reserves to account for this alleged known increased future risk. Lead Plaintiffs further assert that certain directors and current and former officers sold shares of the Company’s stock while they were aware of the allegedly known future negative impact of the Florida legislation, but before the Company strengthened its reserves. Lead Plaintiffs seek to recover damages on behalf of all purchasers of the Company’s stock during a class period to be determined and attorneys’ fees. The Company’s motion to dismiss this action was denied.

The MOU is subject to several conditions, including approval by the District Court. In addition, the defendants may withdraw from the settlement if a to be agreed upon percent of class members opt out of the settlement. The parties to the action intend to submit a Stipulation of Settlement to the District Court seeking preliminary approval of the settlement.

The Company, its directors, and current and former officers do not admit to liability or fault under the terms of the MOU. The MOU contains customary releases of claims by the plaintiffs against the named defendants and the named defendants against the plaintiffs.

On March 2, 2007 the Company issued a press release announcing entry into the MOU with Lead Plaintiffs, which is attached as Exhibit 99.1.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This report contains forward-looking statements based on current expectations of the Company’s management. Those forward-looking statements include all statements other than those made solely with respect to historical fact. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those expressed in any forward-looking statements. These factors include, but are not limited to, (1) the failure to obtain approval of the District Court of the Stipulation of Settlement; (2) a party withdrawing or otherwise terminating its participation in the MOU; (3) the withdrawal of any defendants due to the requisite number of class members opting out; or (4) other factors that are described in the Company’s filings made with the Securities and Exchange Commission. While the Company’s management makes projections and estimates in good faith, many of the factors that will determine the outcome of the subject matter are beyond the Company’s ability to control or predict. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description
99.1	Press release issued by Direct General Corporation, dated March 2, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DIRECT GENERAL CORPORATION
(Registrant)

By: /s/ Ronald F. Wilson
Name:	Ronald F. Wilson
Title:	Secretary

Date: March 2, 2007

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press release issued by Direct General Corporation, dated March 2, 2007